Exhibit n

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated April 24, 2014, with respect to the financial statements of the subaccounts of Thrivent Variable Life Account I (Series 2008), in Post-Effective Amendment No. 7 to the Registration Statement (Form N-6, No. 333-148578) and related Prospectus of Thrivent Financial for Lutherans.

/s/ Ernst & Young LLP

Minneapolis, MN

April 29, 2015